Exhibit 10.22

EXECUTION VERSION

SHARE SUBSCRIPTION AGREEMENT

Dated August 23, 2018

by and among

TENCENT MUSIC ENTERTAINMENT GROUP

(騰訊音樂娛樂集團),

THE CAYMANCO SHAREHOLDERS AND THE CAYMANCO

SHAREHOLDER AFFILIATES LISTED ON SCHEDULE A-1

and

THE UEC OPTION HOLDERS AND THE UEC OPTION HOLDER

AFFILIATES LISTED ON SCHEDULE A-2

SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on August 23, 2018 by and among:

(a) Tencent Music Entertainment Group (騰訊音樂娛樂集團), an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”);

(b) the Persons listed on Schedule A-1 attached hereto (each, a “CaymanCo Shareholder” and collectively, the “CaymanCo Shareholders”);

(c) the respective affiliates of the CaymanCo Shareholders listed on Schedule A-1 attached hereto (each, a “CaymanCo Shareholder Affiliate” and collectively, the “CaymanCo Shareholder Affiliates”);

(d) the holders of UEC Options listed on Schedule A-2 attached hereto (each, a “UEC Option Holder” and collectively, the “UEC Option Holders”); and

(e) the respective affiliates of the UEC Option Holders listed on Schedule A-2 attached hereto (each, a “UEC Option Holder Affiliate” and collectively, the “UEC Option Holder Affiliates”).

RECITALS

A.

Each CaymanCo Shareholder is the record and beneficial owner of a certain number of ordinary shares, par value US$1 per share (the “CaymanCo Shares”), of United Music Entertainment Corporation, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“CaymanCo”);

B.

The Company desires to issue and sell to each CaymanCo Shareholder a certain number of ordinary shares, par value US$0.000083 per share, of the Company (the “Company Shares”), in exchange for the CaymanCo Shares of the CaymanCo Shareholders, cash payments by the CaymanCo Shareholders and the transfer of the Onshore Investment Assets (as defined below), on the terms and conditions set forth in this Agreement;

C.

Each UEC Option Holder is the record and beneficial owner of a certain number of UEC Options, and in exchange for the termination of all of the UEC Options at the Closing, the Company desires to issue a certain number of Company Shares and grant a certain number of Company Options to each UEC Option Holder, on the terms and conditions set forth in this Agreement;

D.	Upon the Closing under this Agreement, the Company will become the record and beneficial owner of all of the CaymanCo Shares and there will not be any outstanding UEC Options; and

E.

Prior to the execution of this Agreement, the Company, the CaymanCo Shareholders, UEC and the other parties thereto entered into a restructuring framework agreement dated as of July 25, 2018 (the “Restructuring Framework Agreement”), pursuant to which, among other things, (i) the CaymanCo Shareholders and the Company established CaymanCo, with each of the CaymanCo Shareholders and the Company holding the same percentage of equity interest in CaymanCo as its respective percentage of equity ownership in UEC; (ii) UEC transferred all of its assets, including all of the equity interest owned by UEC in Sino Music Group (HK) Limited 神州音樂集團（香港）有限公司, a private company limited by shares incorporated in Hong Kong (“Sino Music”), to CaymanCo; (iii) the shareholders of OpCo transferred all of the outstanding shares of OpCo held by them to Gu Dejun (顧德峻) and Yang Qihu (楊奇虎),who hold 50% and 50% of the outstanding shares in OpCo respectively; (iv) following the Closing under this Agreement, OpCo will purchase all of the assets relating to the operation of UEC’s business in the PRC and equity interests in certain PRC entities (collectively, the “Onshore Investment Assets”), pursuant to certain asset purchase agreement, equity transfer agreement and other agreements between Opco and the other parties thereto; and (v) following the Closing under this Agreement, CaymanCo will establish a variable interest entity structure to obtain effective control over OpCo with a series of contractual arrangements (collectively with the other transactions contemplated by the Restructuring Framework Agreement, the “Restructuring Transactions”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. In this Agreement, unless the context otherwise requires, the following words and expressions have the meanings as follows:

“Action” means any litigation or arbitration proceeding.

“Affiliate” means, (i) with respect to a Person that is a natural person, such Person’s relatives and any other Person (other than natural persons) directly or indirectly Controlled by such Person, and (ii) with respect to a Person that is not a natural person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person; provided that for purposes of this Agreement, none of the Company or its Subsidiaries shall be deemed to be an Affiliate of any Purchaser or any of their respective Affiliates, and none of the Purchasers or their respective Affiliates shall be deemed to be an Affiliate of the Company or any of its Subsidiaries. For the purposes of this definition, “relative” of a Person means such Person’s spouse, parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent or the spouse of such Person’s child, grandchild, sibling, uncle, aunt, nephew or niece.

“Agreement” has the meaning set forth in the preamble.

“Applicable Basket” has the meaning set forth in Section 8.02(a).

“Applicable Cap” has the meaning set forth in Section 8.02(a).

“Approval” means any approval, consent, waiver, license or permit required to be obtained from, or any registration or qualification required to be filed with or delivered to, any Governmental Authority or any other Person.

“Arbitration Notice” has the meaning set forth in Section 10.13.

“Attorney” has the meaning set forth in Section 10.02(c).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.03.

“Board” means the Board of Directors of the Company.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in New York, Hong Kong, the PRC, and the Cayman Islands are generally open for business.

“CaymanCo” has the meaning set forth in the recitals.

“CaymanCo Shares” has the meaning set forth in the recitals.

“CaymanCo Shareholder” and “CaymanCo Shareholders” have the meanings set forth in the recitals.

“CaymanCo Shareholder Affiliate” and “CaymanCo Shareholder Affiliates” have the meanings set forth in the recitals.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Company” has the meaning set forth in the preamble.

“Company Indemnitee” has the meaning set forth in Section 8.02(b).

“Company Options” means the options to be granted by the Company hereunder to the UEC Option Holders to purchase the Company Shares at an exercise price of US$2.6909 per Company Share and subject to the terms of the 2017 Share Option Plan of the Company and any applicable award agreement thereunder between the Company and any UEC Option Holder.

“Company Shares” has the meaning set forth in the recitals.

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“De Minimis Claim Threshold” has the meaning set forth in Section 8.02(a).

“Dispute” has the meaning set forth in Section 10.13.

“Dual-Class Structure and Re-Designation” has the meaning set forth in Section 10.02(a).

“Effective Event” has the meaning set forth in Section 10.02(a)(i).

“ESOP” means collectively, the 2014 Share Incentive Plan, the 2017 Share Option Plan and the 2017 Restricted Share Award Scheme of the Company.

“Existing Shareholder” means any Person that is a holder of Company Shares as of December 8, 2017.

“Fair Market Value” has the meaning set forth in Section 8.05(a)(i).

“Governmental Authorities” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction (with each of such Governmental Authorities being referred to as a “Governmental Authority”).

“HKIAC” has the meaning set forth in Section 10.13.

“HKIAC Rules” has the meaning set forth in Section 10.13.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnified Party” has the meaning set forth in Section 8.03.

“Indemnifying Party” has the meaning set forth in Section 8.03.

“IPO” has the meaning set forth in Section 8.01.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, charge, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Liquidated Damages” has the meaning set forth in Section 8.05(b).

“Losses” has the meaning set forth in Section 8.02(a).

“Onshore Investment Assets” has the meaning set forth in the recitals.

“Order” means any injunction, judgment, order, decree, stipulation or determination by or with any Governmental Authority.

“OpCo” means 聯合文娛（深圳）有限公司, a company organized in the PRC.

“PAG” has the meaning set forth in Section 6.06(c).

“Parties” means the named parties to this Agreement and their respective successors and permitted assigns (with each of such Parties being referred to as a “Party”).

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PRC” means the People’s Republic of China and for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

“Purchasers” means collectively the CaymanCo Shareholders, the CaymanCo Shareholder Affiliates, the UEC Option Holders and the UEC Option Holder Affiliates (with each of the Purchasers being referred to as a “Purchaser”).

“Purchaser Indemnitee” has the meaning set forth in Section 8.02(a).

“Purchaser Owned Shares” has the meaning set forth in Section 10.02(b)(iii).

“Recipient” has the meaning set forth in Section 6.03.

“Representatives” has the meaning set forth in Section 6.03(a).

“Restated Articles” means the Fourth Amended and Restated Memorandum and Articles of Association of the Company adopted on January 8, 2018.

“Restructuring Framework Agreement” has the meaning set forth in the recitals.

“Restructuring Transactions” has the meaning set forth in the recitals.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selection Period” has the meaning set forth in Section 10.13.

“Shareholder” has the meaning ascribed to it in the Shareholders Agreement.

“Shareholders Agreement” means the Third Amended and Restated Shareholders Agreement of the Company entered into on January 8, 2018 by and among the Company and other parties named therein.

“Sino Music” has the meaning set forth in the recitals.

“Subscription Shares” means, with respect to each Purchaser, the Company Shares to be issued and sold to such Purchaser at the Closing pursuant to Section 2.01.

“Subsidiary” means companies whose financial results are consolidated with those of the Company in accordance with the generally accepted accounting principles in the United States.

“Taxes” means (i) in the PRC: (a) any national, provincial, municipal or local taxes, charges, fees, levies or other assessments, (b) all interest, penalties or additional amounts imposed by any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any items described in clause (a) above in connection therewith, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above.

“Tencent” means Tencent Holdings Limited or any of its controlled Affiliates, which shall, for the avoidance of doubt, include Yangcheng Lake Investment Limited and Min River Investment Limited.

“Total Subscription Price” means, with respect to each Purchaser, the product of (i) US$2.6909 per Company Share and (ii) the number of Subscription Shares to be issued and sold to such Purchaser under Section 2.01.

“Transaction Documents” means this Agreement, the Restructuring Framework Agreement, the Shareholders Agreement (or any Joinder Agreement thereto, as applicable), the applicable option award agreement with respect to the Company Options to be granted to a UEC Option Holder, and any other agreement, document or instrument executed and delivered in connection with the transactions contemplated by this Agreement and the Restructuring Framework Agreement.

“Transfer” means (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer any Company Shares or other securities of the Company or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction or a transfer or new issuance of ownership interests in a direct or indirect holder of such Company Shares or other securities of the Company), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Shares or other securities of the Company or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“UEC” means United Entertainment Corporation, an exempted company with limited liability incorporated under the Laws of the Cayman Islands.

“UEC Option Holder” and “UEC Option Holders” have the meanings set forth in the recitals.

“UEC Option Holder Affiliate” and “UEC Option Holder Affiliates” have the meanings set forth in the recitals.

“UEC Options” means the options to purchase UEC Shares under any employee stock option or compensation plan, option agreement or arrangement of UEC.

“US$” means United States Dollars, the lawful currency of the United States.

ARTICLE 2

PURCHASE AND SALE

Section 2.01. Purchase and Sale. (a) Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to each CaymanCo Shareholder that number of Subscription Shares set forth opposite such CaymanCo Shareholder’s name on Schedule A-1, and each CaymanCo Shareholder agrees to (i) sell to the Company that number of CaymanCo Shares set forth opposite such CaymanCo Shareholder’s name on Schedule A-1 and (ii) pay, or cause to be paid, to the Company that amount in cash set forth opposite such CaymanCo Shareholder’s name on Schedule A-1.

(b) Each CaymanCo Shareholder hereby agrees that the Company’s obligation to issue Subscription Shares to such CaymanCo Shareholder at the Closing under Section 2.01(a) shall be satisfied by issuing (and each CaymanCo Shareholder hereby instructs and directs the Company to issue) its Subscription Shares to the applicable CaymanCo Shareholder Affiliate set forth opposite such CaymanCo Shareholder’s name on Schedule A-1 at the Closing. Each CaymanCo Shareholder and its CaymanCo Shareholder Affiliate hereby agree that such CaymanCo Shareholder has designated its CaymanCo Shareholder Affiliate as the Person subscribing for the Subscription Shares for the purposes of Section 1.7 of the Restructuring Framework Agreement.

(c) Subject to the terms and conditions of this Agreement, each UEC Option Holder agrees that at the Closing, all of the UEC Options of each UEC Option Holder then issued and outstanding shall terminate and become the right to receive Subscription Shares and Company Options in accordance with the terms of this Agreement, and the Company agrees to (i) issue and sell to each UEC Option Holder that number of Subscription Shares set forth opposite such UEC Option Holder’s name on Schedule A-2 at the Closing and (ii) grant each UEC Option Holder that number of Company Options set forth opposite such UEC Option Holder’s name on Schedule A-2 at or after the Closing.

(d) Each UEC Option Holder hereby agrees that the Company’s obligation to issue Subscription Shares to such UEC Option Holder at the Closing under Section 2.01(c)(i) shall be satisfied by issuing (and each UEC Option Holder hereby instructs and directs the Company to issue) the Subscription Shares to the applicable UEC Option Holder Affiliate set forth opposite such UEC Option Holder’s name on Schedule A-2 at the Closing.

Section 2.02. Closing. The closing of the transactions contemplated under Section 2.01 (the “Closing”) shall take place remotely via the exchange of documents and signatures on the fifth (5th) Business Day after satisfaction or waiver (to the extent permissible by the Party entitled to such conditions) of the conditions set forth in Article 7 (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time or place as the Company and the Purchasers may agree in writing (the date on which the Closing occurs, the “Closing Date”). For the avoidance of doubt, if any Purchaser fails to consummate the Closing as required by this Agreement, or fails to satisfy any condition to such Purchaser’s obligations to consummate the Closing, (i) no other Purchaser shall be relieved of its obligation to perform this Agreement in accordance with its terms and (ii) the Company may proceed to consummate the Closing with one or more of the Purchasers other than such failing Purchaser in accordance with the terms of this Agreement.

Section 2.03. Deliveries. (a) At the Closing, each CaymanCo Shareholder shall deliver, or cause to be delivered, to the Company:

(i) if required, an instrument of transfer duly executed by such CaymanCo Shareholder with respect to all of the CaymanCo Shares of such CaymanCo Shareholder in favor of the Company, substantially in the form attached hereto as Exhibit A to this Agreement;

(ii) an extract of the register of members of CaymanCo evidencing the transfer of the CaymanCo Shares of such CaymanCo Shareholder to the Company, certified by the registered office provider of CaymanCo;

(iii) the applicable cash amount set forth on Schedule A-1 by wire transfer of immediately available funds in U.S. dollars to the Company’s bank account set forth in Schedule E hereto; and

(iv) if the CaymanCo Shareholder Affiliate of such CaymanCo Shareholder is not a “Shareholder” (as defined therein) under the Shareholders Agreement prior to the Closing, a copy of the Joinder Agreement to the Shareholders Agreement duly executed by the CaymanCo Shareholder Affiliate of such CaymanCo Shareholder.

(b) At the Closing, each UEC Option Holder shall deliver, or cause to be delivered, to the Company a copy of the Joinder Agreement to the Shareholders Agreement duly executed by the UEC Option Holder Affiliate of such UEC Option Holder, if the UEC Option Holder Affiliate of such UEC Option Holder is not a “Shareholder” (as defined therein) under the Shareholders Agreement prior to the Closing.

(c) At the Closing, the Company shall deliver to each Purchaser that is a CaymanCo Shareholder Affiliate or UEC Option Holder Affiliate a copy of an extract of the relevant portion of the updated register of members reflecting the issuance to such Purchaser of its Subscription Shares set forth on Schedule A-1 and Schedule A-2.

(d) As soon as reasonably practicable after the Closing, the Company will:

(i) provide a copy of an extract of the relevant portion of the updated register of members reflecting such issuance of the Subscription Shares, certified by the registered office provider of the Company; and

(ii) if requested by such CaymanCo Shareholder or UEC Option Holder Affiliate, deliver to such CaymanCo Shareholder or UEC Option Holder Affiliate the original share certificate issued in its name representing its Subscription Shares.

(e) At such time at or after the Closing as determined by the Company (but no later than one (1) month after the Closing unless otherwise agreed by the Company and the relevant UEC Option Holder), the Company shall grant each UEC Option Holder that number of Company Options set forth opposite such UEC Option Holder’s name on Schedule A-2, subject to compliance with the terms of the 2017 Share Option Plan of the Company. In connection with such grant of Company Options, each UEC Option Holder agrees that he shall execute and deliver to the Company a copy of an option award agreement in such form as required under the 2017 Share Option Plan with respect to the applicable number of Company Options set forth opposite such UEC Option Holder’s name on Schedule A-2.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser that as of the date of this Agreement and as of the Closing Date:

Section 3.01. Organization, Standing and Qualification. (a) The Company is duly organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted in all material respects.

(b) The Company has neither filed, nor has had filed against it, any petition for its liquidation, dissolution, bankruptcy or winding-up, and is not insolvent under the Laws of its jurisdiction of organization.

Section 3.02. Capitalization. The summary table of the issued and outstanding share capital (which does not include the identification of each individual shareholder or recipient of an award under the ESOP or the identification of each shareholder holding less than 2% of the total number of the issued and outstanding Ordinary Shares) of the Company as of August 21, 2018 is set forth in Schedule B to this Agreement.

Section 3.03. Due Authorization. As of the date of this Agreement, all corporate actions on the part of the Company necessary for (i) the authorization, execution and delivery of, and the performance of all of its obligations under, the Transaction Documents to which the Company is a party and (ii) the authorization, issuance and delivery of the Subscription Shares of such Purchaser have been taken. The Company has the requisite corporate power, capacity and authority to enter into, execute and deliver the Transaction Documents to which the Company is a party and to perform all the obligations to be performed by it thereunder. This Agreement has been, and the other Transaction Documents to which the Company is a party has been or will be, duly executed and delivered by the Company. Assuming due authorization, execution and delivery of the other parties thereto, the Transaction Documents to which the Company is a party, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors’ rights generally and to general equitable principles (the “Bankruptcy and Equity Exception”).

Section 3.04. Consents and Approvals. Assuming the accuracy of the representations made by each Purchaser in Article 4, except as expressly provided in this Agreement and the other Transaction Documents, no Approval is required to be obtained or made by or with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, or the consummation of the transactions contemplated hereby or thereby by the Company, except for any such Approvals as to which the failure to obtain or make would not materially impair the Company’s ability to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby.

Section 3.05. Valid Issuance. The Subscription Shares of such Purchaser, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and free and clear of any Liens (except for any restrictions on transfer under applicable Laws and under the Transaction Documents and any Liens created or imposed by such Purchaser).

Section 3.06. No Violation. Neither the execution and delivery of this Agreement or the other Transaction Documents to which the Company is a party nor the full performance of its obligations by the Company hereunder or thereunder will (a) violate any applicable Law to which the Company is subject, or (b) violate the Restated Articles of the Company, in each case, except as would not materially impair the Company’s ability to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby.

Section 3.07. Litigation. There is no Action pending against the Company, and the Company is not a party or subject to the provisions of any Order, which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents.

Section 3.08. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any the Company or its Affiliates who might be entitled to any fee or commission payable by such Purchaser in connection with the transactions contemplated by the Transaction Documents.

Section 3.09. No Other Representations. The Company acknowledges that, except for the representations and warranties of the Purchasers or their respective Affiliates contained in Article 4 and Article 5 of this Agreement and in the Restructuring Framework Agreement, none of the Purchasers is making or has made, and no other Person is making or has made on behalf of any Purchaser, any express or limited representation or warranty in connection with this Agreement or the transactions contemplated hereby, and any such other representations or warranties are expressly disclaimed.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF EACH CAYMANCO SHAREHOLDER AND EACH CAYMANCO SHAREHOLDER AFFILIATE

Each CaymanCo Shareholder hereby, severally and not jointly, represents and warrants to the Company, in respect of itself and its CaymanCo Shareholder Affiliate, as of the date of this Agreement and as of the Closing Date, and each CaymanCo Shareholder Affiliate hereby, severally and not jointly, represents and warrants to the Company, on behalf of itself and its affiliated CaymanCo Shareholder, as of the date of this Agreement and as of the Closing Date:

Section 4.01. Organization; Standing and Qualification. (a) Each of such CaymanCo Shareholder and such CaymanCo Shareholder Affiliate is duly organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted in all material respects.

(b) Each of such CaymanCo Shareholder and such CaymanCo Shareholder Affiliate has neither filed, nor has had filed against it, any petition for its liquidation, dissolution, bankruptcy or winding-up, and is not insolvent under the Laws of its jurisdiction of organization.

Section 4.02. Due Authorization. Each of such CaymanCo Shareholder and such CaymanCo Shareholder Affiliate has all requisite power, authority and capacity to enter into the Transaction Documents to which such CaymanCo Shareholder or CaymanCo Shareholder Affiliate, as applicable, is a party and to perform its obligations thereunder. The execution, delivery and performance by each of such CaymanCo Shareholder and such CaymanCo Shareholder Affiliate of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such CaymanCo Shareholder or such CaymanCo Shareholder Affiliate, as applicable. This Agreement has been, and the other Transaction Document to which each of such CaymanCo Shareholder and such CaymanCo Shareholder Affiliate is a party will be, duly executed and delivered by such CaymanCo Shareholder or such CaymanCo Shareholder Affiliate, as applicable. Assuming due authorization, execution and delivery of the other parties hereto and thereto, this Agreement and the other Transaction Documents to which such CaymanCo Shareholder or such CaymanCo Shareholder Affiliate is a party, when executed and delivered by it, will constitute valid and legally binding obligations of such CaymanCo Shareholder or such CaymanCo Shareholder Affiliate, as applicable, enforceable against it in accordance with its and their terms and subject, as to enforcement of remedies, to the Bankruptcy and Equity Exception.

Section 4.03. Valid Title; Capitalization. Such CaymanCo Shareholder is the record and beneficial owner of the CaymanCo Shares set forth opposite such CaymanCo Shareholder’s name on Schedule A-1, free and clear of any Lien, and will transfer and deliver to the Company at the Closing valid title to such CaymanCo Shares free and clear of any Lien. Except for any CaymanCo Shares set forth on Schedule A-1 or any CaymanCo Shares held by the Company, there are no outstanding (i) CaymanCo Shares or other equity interest or voting securities of CaymanCo, (ii) securities of CaymanCo convertible into or exchangeable for CaymanCo Shares or other equity interest or voting securities of CaymanCo, or (iii) options or other rights to acquire from CaymanCo, or other obligation of CaymanCo to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CaymanCo. Upon the consummation of the transactions under Section 2.01 by all of the CaymanCo Shareholders, the Company will be the record and beneficial owner of all of the outstanding CaymanCo Shares.

Section 4.04. Purchase for Own Account. The Subscription Shares of such CaymanCo Shareholder are being acquired for investment for its CaymanCo Shareholder Affiliate’s own account, not as a nominee or agent of any Person other than such CaymanCo Shareholder Affiliate, and not with a view to, or for sale in connection with, any distribution of any part thereof, and that neither such CaymanCo Shareholder nor its CaymanCo Shareholder Affiliate has any present intention of selling, granting any participation in or otherwise distributing the same to any Person. Neither such CaymanCo Shareholder nor its CaymanCo Shareholder Affiliate presently has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of its Subscription Shares.

Section 4.05. Exempt from Registration; Restricted Securities. Each of such CaymanCo Shareholder and its CaymanCo Shareholder Affiliate understands that its Subscription Shares will not be registered under the Securities Act or registered or listed publicly pursuant to any other applicable securities Laws, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities Laws. Each of such CaymanCo Shareholder and its CaymanCo Shareholder Affiliate understands that its Subscription Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that its Subscription Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

Section 4.06. Status of CaymanCo Shareholder. Each of such CaymanCo Shareholder and its CaymanCo Shareholder Affiliate (a) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and/or (b) is not a “U.S. person” within the meaning of Regulation S under the Securities Act, and is acquiring its Subscription Shares in an offshore transaction under Rule 903 of Regulation S under the Securities Act. Each of such CaymanCo Shareholder and its CaymanCo Shareholder Affiliate (i) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks involved in purchasing its Subscription Shares and (ii) is capable of bearing the economic risk of its investment. Each of such CaymanCo Shareholder and its CaymanCo Shareholder Affiliate has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary or appropriate for making an informed and intelligent decision with respect to the purchase of the Subscription Shares and the execution, delivery and performance of this Agreement and the other Transaction Documents.

Section 4.07. Consents and Approvals. Except for any Approval that has been obtained or made by such CaymanCo Shareholder or its CaymanCo Shareholder Affiliate and provided to the Company as of the date of this Agreement, no Approval is required to be obtained or made by or with respect to such CaymanCo Shareholder or any of its Affiliates in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by such CaymanCo Shareholder or any of its Affiliates that is a party to any Transaction Document, or the consummation of the transactions contemplated hereby or thereby by such CaymanCo Shareholder or any of its Affiliates.

Section 4.08. No Violation. Neither the execution and delivery of any of the Transaction Documents to which such CaymanCo Shareholder or its CaymanCo Shareholder Affiliate is a party nor the full performance of its obligations by such CaymanCo Shareholder or its CaymanCo Shareholder Affiliate thereunder will (a) violate any applicable Law to which such CaymanCo Shareholder or its CaymanCo Shareholder Affiliate is subject, or (b) violate any constitutive documents of such CaymanCo Shareholder or its CaymanCo Shareholder Affiliate, in each case, except as would not materially affect such CaymanCo Shareholder’s or its CaymanCo Shareholder Affiliate’s ability to perform its obligations under the Transaction Documents to which it is a party, as applicable, or to consummate the transactions contemplated thereby.

Section 4.09. Litigation. There is no Action pending or, to the knowledge of such CaymanCo Shareholder or its CaymanCo Shareholder Affiliate, threatened against or affecting any such CaymanCo Shareholder or any of its Affiliates before any court or arbitrator or any Governmental Authority, and neither such CaymanCo Shareholder nor any of its Affiliates is a party or subject to the provisions of any Order, which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents.

Section 4.10. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such CaymanCo Shareholder, any of its Affiliates or the respective directors, officers, employees or equity holders of any of the foregoing and might be entitled to any fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated by the Transaction Documents.

Section 4.11. Financing. Such CaymanCo Shareholder has or will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the required cash payment at the Closing and any other amounts to be paid by it under this Agreement.

Section 4.12. No Other Representations. Each of such CaymanCo Shareholder and such CaymanCo Shareholder Affiliate acknowledges that, except for the representations and warranties of the Company contained in Article 3 and in the Restructuring Framework Agreement, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and any such other representations and warranties are expressly disclaimed.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF EACH UEC OPTION HOLDER AND EACH UEC OPTION HOLDER AFFILIATE

Each UEC Option Holder hereby, severally and not jointly, represents and warrants to the Company, on behalf of himself and his UEC Option Holder Affiliate, as of the date of this Agreement and as of the Closing Date, and each UEC Option Holder Affiliate hereby, severally and not jointly, represents and warrants to the Company, on behalf of itself and its affiliated UEC Option Holder, as of the date of this Agreement and as of the Closing Date:

Section 5.01. Organization; Standing and Qualification. (a) Such UEC Option Holder Affiliate is duly organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted in all material respects.

(b) Such UEC Option Holder Affiliate has not filed (or has had filed against it) any petition for its liquidation, dissolution, bankruptcy or winding-up, and is not insolvent under the Laws of its jurisdiction of organization.

(c) Such UEC Option Holder is the sole record and beneficial owner of all of the outstanding share capital, voting securities or equity interest of his UEC Option Holder Affiliate.

Section 5.02. Due Authorization. Each of such UEC Option Holder and his UEC Option Holder Affiliate has all requisite power, authority and capacity to enter into the Transaction Documents to which such UEC Option Holder or UEC Option Holder Affiliate, as applicable, is a party and to perform his or its obligations thereunder. The execution, delivery and performance by his UEC Option Holder Affiliate of the Transaction Documents to which such UEC Option Holder Affiliate is a party have been duly authorized by all necessary corporate action on the part of such UEC Option Holder Affiliate. This Agreement has been, and the other Transaction Document to which such UEC Option Holder or his UEC Option Holder Affiliate is a party will be, duly executed and delivered by such UEC Option Holder and his UEC Option Holder Affiliate, as applicable. Assuming due authorization, execution and delivery of the other parties hereto and thereto, this Agreement and the other Transaction Documents to which UEC Option Holder or his UEC Option Holder Affiliate is a party, when executed and delivered by him or it, as applicable, will constitute valid and legally binding obligations of such UEC Option Holder or its UEC Option Holder Affiliate, enforceable against his or it in accordance with their terms and subject, as to enforcement of remedies, to the Bankruptcy and Equity Exception.

Section 5.03. Valid Title. Such UEC Option Holder is the record and beneficial owner of the UEC Options set forth opposite such UEC Option Holder’s name on Schedule A-2, free and clear of any Lien. At the Closing, all of the UEC Options will have duly terminated in accordance with the terms thereof and shall be of no further force or effect except for the UEC Option Holders’ right to receive the Subscription Shares and Company Options as provided under Article 2 this Agreement.

Section 5.04. Purchase for Own Account. The Subscription Shares of such UEC Option Holder are being acquired for investment for his UEC Option Holder Affiliate’s own account, not as a nominee or agent of any Person other than his UEC Option Holder Affiliate, and not with a view to, or for sale in connection with, any distribution of any part thereof, and that neither such UEC Option Holder nor his UEC Option Holder Affiliate has any present intention of selling, granting any participation in or otherwise distributing the same to any Person. Neither such UEC Option Holder nor his UEC Option Holder Affiliate presently has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of his Subscription Shares.

Section 5.05. Exempt from Registration; Restricted Securities. Such UEC Option Holder understands that his Subscription Shares will not be registered under the Securities Act or registered or listed publicly pursuant to any other applicable securities Laws, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities Laws. Such UEC Option Holder understands that his Subscription Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that his Subscription Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

Section 5.06. Status of UEC Option Holder. Each of such UEC Option Holder and his UEC Option Holder Affiliate is (a) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and/or (b) is not a “U.S. person” within the meaning of Regulation S under the Securities Act and is acquiring the Subscription Shares in an offshore transaction under Rule 903 of Regulation S under the Securities Act. Such UEC Option Holder (i) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks involved in purchasing his Subscription Shares and (ii) is capable of bearing the economic risk of its investment. Such UEC Option Holder has undertaken such investigation and has been provided with and has evaluated such documents and information as he has deemed necessary or appropriate for making an informed and intelligent decision with respect to the purchase of the Subscription Shares and the execution, delivery and performance of this Agreement and the other Transaction Documents.

Section 5.07. Consents and Approvals. Except for any Approval that has been obtained or made by such UEC Option Holder and provided to the Company as of the date of this Agreement, no Approval is required to be obtained or made by or with respect to such UEC Option Holder or any of its Affiliates in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by such UEC Option Holder or any of its Affiliates that is a party to any Transaction Document, or the consummation of the transactions contemplated hereby or thereby by such UEC Option Holder or any of its Affiliates.

Section 5.08. No Violation. Neither the execution and delivery of any of the Transaction Documents to which such UEC Option Holder or his UEC Option Holder Affiliate is a party nor the full performance of their respective obligations by such UEC Option Holder or his UEC Option Holder Affiliate thereunder will (a) violate any applicable Law to which such UEC Option Holder or his UEC Option Holder Affiliate is subject, or (b) violate any constitutive documents of his UEC Option Holder Affiliate, in each case, except as would not materially affect the ability of such UEC Option Holder or his UEC Option Holder Affiliate to perform their respective obligations under the Transaction Documents to which it is a party, as applicable, and consummate the transactions contemplated thereby.

Section 5.09. Litigation. There is no Action pending or, to the knowledge of such UEC Option Holder, threatened against or affecting such UEC Option Holder or any of its Affiliates before any court or arbitrator or any Governmental Authority, and neither such UEC Option Holder nor any of its Affiliates is a party or subject to the provisions of any Order, which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents.

Section 5.10. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such UEC Option Holder, any of its Affiliates or the respective directors, officers, employees or equity holders of any of the foregoing and might be entitled to any fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated by the Transaction Documents.

Section 5.11. No Other Representations. Such UEC Option Holder acknowledges that, except for the representations and warranties of the Company contained in Article 3 and in the Restructuring Framework Agreement, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and any such other representations and warranties are expressly disclaimed.

ARTICLE 6

COVENANTS AND AGREEMENTS

Section 6.01. Further Assurances. The Company and each Purchaser shall, and each Purchaser shall cause its Affiliates to, from time to time and at all times hereafter use reasonable best efforts to make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required or advisable to effect the transactions contemplated by this Agreement and the other Transaction Documents. Each Purchaser further covenants and agrees with the Company that such Purchaser shall cause its Affiliates to fully perform, satisfy and discharge each covenant and agreement of its Affiliates in the Transaction Documents and consummate the Restructuring Transactions in accordance with the terms thereof.

Section 6.02. Approvals, Consents and Waivers. Without limiting the generality of Section 6.01, prior to the Closing, each Purchaser shall, and shall cause all of its Affiliates to, take all actions necessary to obtain or make all Approvals, if any, of Governmental Authorities and other Persons which are to be obtained or made by such Purchaser or any of its Affiliates and are necessary in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. In the event that the Company waives the condition set forth in Section 7.03(c) at the Closing, each Purchaser shall, and shall ensure that all of its Affiliates, within one (1) month or such other time period after the Closing as may be reasonably required by the Company, obtain or make any and all Approvals necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents which have not been obtained or made as of the Closing.

Section 6.03. Confidentiality and Non-Disclosure. (a) Prior to the Closing Date or after any termination of this Agreement, each Party (the “Recipient”) shall hold, and shall cause its Affiliates and the respective officers, directors, employees, accountants, counsel, consultants, advisors and agents of such Recipient and its Affiliates (collectively, the “Representatives”) to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of any applicable Laws (including, without limitation, pursuant to securities laws or regulations and applicable securities exchange rules) or requested by any Governmental Authority having competent jurisdiction, all documents and information concerning any other Party furnished to the Recipient or its Representatives in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including the terms and conditions of this Agreement, the other Transaction Documents and all exhibits and schedules attached to such agreements, including their existence, and the identity of each party thereto, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such Recipient, (ii) in the public domain through no fault of such Recipient or (iii) later lawfully acquired by such Recipient from sources other than the other Parties; provided that a Recipient may disclose such information to its Representatives who need to know such information for the purpose of evaluating, negotiating or consummating the transactions contemplated by this Agreement so long as such Representatives are informed by such Recipient of the confidential nature of such information and are directed by such Recipient to treat such information confidentially. Each Recipient shall be responsible for any failure to treat such information confidentially by its Representatives. If this Agreement is terminated in respect of any Purchaser, such Purchaser will, and will cause its Representatives to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by such Purchaser or its Representatives or on their behalf from the Company or any Subsidiary in connection with this Agreement that are subject to such confidence.

(b) The provisions of this Section 6.03 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

Section 6.04. No Use of Company Name. Without the prior written consent of the Company and (with respect to any name, mark or logo of Tencent) Tencent, none of the Purchasers or their respective Representatives (other than Tencent or any Affiliate of Tencent that is a Purchaser hereunder and their respective Representatives) shall be entitled to use, publish or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of the Company or its Affiliates, including without limitation “Tencent”, “騰訊”, “Tencent Music”, “騰訊音樂”, “QQ Music”, “Kugou”, “Kuwo”, or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes.

Section 6.05. IPO. Each Purchaser hereby agrees that, after the Closing, it shall, and shall cause its Affiliates to, take any and all reasonable actions to facilitate an IPO of the Company as may be requested by the Company and/or the lead underwriter(s) of an IPO, including without limitation, cooperating in due diligence in connection therewith. The obligations of each Purchaser and its Affiliates under this Section 6.05 shall be additional to, and not in substitution for, any other obligations of such Purchaser or its Affiliates under the Transaction Documents in relation to an IPO.

Section 6.06. Related Party Transactions; Intercompany Accounts. (a) At or prior to the Closing, except as contemplated in the Transaction Documents, each Purchaser shall, and shall cause its Affiliates to, take all such action as may be necessary to cause all contracts, agreements, plans, arrangements or commitments between such Purchaser or any of its Affiliates, on the one hand, and UEC, CaymanCo, OpCo or their respective controlled Affiliates, on the other hand, to be terminated without any penalty, cost or consideration to be payable or incurred by any of UEC, CaymanCo, OpCo or their respective controlled Affiliates and all payments thereunder to be made prior to the Closing and for the parties thereto to release and waive any and all claims that any of them may have thereunder as of the Closing. Each Purchaser hereby represents and warrants that, except as contemplated in the Transaction Documents, there will not be as of the Closing any contract, agreement, plan, arrangement or commitment between such Purchaser or any of its Affiliates, on the one hand, and UEC, CaymanCo, OpCo or their respective controlled Affiliates, on the other hand.

(b) Each Purchaser, on behalf of itself and its Affiliates, hereby agrees that all balances, payables and other amounts due or outstanding between such Purchaser or any of its Affiliates, on the one hand, and UEC, CaymanCo, OpCo or their respective controlled Affiliates, on the other hand, shall be deemed settled and extinguished in full as of the Closing, except as arising under any Transaction Document. Each Purchaser hereby represents and warrants that, except as contemplated in the Transaction Documents, there will not be as of the Closing any balances, payables or other amounts due or outstanding between such Purchaser or any of its Affiliates, on the one hand, and UEC, CaymanCo, OpCo or their respective controlled Affiliates, on the other hand.

(c) Without limiting Section 6.06(a) and (b) above, PAGAC Music Holding III Limited (“PAG”) hereby represents and warrants to the Company and the other Purchasers that the Nominee Agreement dated June 17, 2015 by and between PAG and UEC has duly terminated in accordance with its terms prior to the date of this Agreement without any penalty, cost or consideration to be payable or incurred by any of UEC, CaymanCo, OpCo or their respective controlled Affiliates.

Section 6.07. Termination of UEC Options. At or prior to the Closing, the Purchasers shall take, and cause UEC to take, any and all actions necessary to (i) cancel all UEC Options and other share incentive awards that are outstanding and unexercised, and (ii) terminate any employee stock option or compensation plan, option agreement or arrangement of UEC.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.01. Conditions to Obligations of Purchasers and Company. The obligations of each Purchaser and the Company to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following condition:

(a) No Injunctions or Legal Prohibitions. No provision of applicable Laws, and no Order, shall prohibit the consummation of the Closing.

(b) Restructuring Transactions. All of the Restructuring Transactions required to be consummated at or prior to the Closing pursuant to the Restructuring Framework Agreement (including Sections 1.1 through 1.6 thereof) and the other Transaction Documents shall have been consummated in accordance with the terms thereof. Without limiting the generality of the foregoing, Hwang Chia-Chin and any other Person holding any shares or other equity interests in Sino Music (other than UEC) shall have duly executed and delivered to CaymanCo a consent and waiver of right of first refusal or any other right that such Person may have with respect to the transfer of UEC’s shares in Sino Music to CaymanCo as contemplated by the Restructuring Framework Agreement, which shall be in form and substance satisfactory to the Company.

Section 7.02. Conditions to Obligations of Purchasers. The obligations of each Purchaser under this Agreement to consummate the Closing are subject to the satisfaction or waiver by such Purchaser, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties True and Correct. The representations and warranties of the Company set forth in Article 3 shall be true and correct in all material respects at and as of the Closing.

(b) Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by it on or before the Closing.

(c) Approvals, Consents and Waivers. The Company shall have obtained or made any and all Approvals necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, each of which shall be in full force and effect as of the Closing, and in each case, in proper form and without imposing or proposing the imposition of any terms or conditions which, individually or in the aggregate, could be reasonably expected to materially impair the Company’s ability to consummate, or prevent or materially delay, the transactions contemplated by this Agreement and the other Transaction Documents.

Section 7.03. Conditions to Obligations of Company. The obligations of the Company under this Agreement to consummate the Closing are subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties True and Correct. The representations and warranties of each Purchaser set forth in Article 4 or Article 5, as applicable, shall be true and correct in all material respects at and as of the Closing.

(b) Performance. Each Purchaser and all of its Affiliates shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by it or its Affiliates on or before the Closing.

(c) Approvals, Consents and Waivers. Each Purchaser and all of their respective Affiliates shall have obtained or made any and all Approvals necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, each of which shall be in full force and effect as of the Closing, and in each case, in proper form and without imposing or proposing the imposition of any terms or conditions which, individually or in the aggregate, could be reasonably expected to materially impair the ability of any Purchaser or any of its Affiliates to consummate, or prevent or materially delay, the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE 8

REMEDIES; INDEMNITY

Section 8.01. Survival. The representations and warranties of the Company and each Purchaser contained in this Agreement shall survive the Closing until the earlier of (i) the consummation of a public offering and/or listing of the shares of the Company (an “IPO”), or (ii) the end of a period of twelve (12) months after the Closing. The covenants and agreements of the Company and each Purchaser set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms, except for those covenants and agreements which shall be complied with or discharged prior to the Closing in accordance with the terms of this Agreement.

Section 8.02. Indemnification. (a) Effective at and after the Closing, subject to the other provisions of this Section 8.02(a) and Schedule C, the Company shall indemnify and hold harmless each Purchaser and its Affiliates (each, a “Purchaser Indemnitee”) against any losses, liabilities, damages and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (“Losses”), actually suffered by such Purchaser Indemnitee arising out of (i) any misrepresentation or breach of warranty made by the Company in this Agreement; and (ii) any breach or violation of, or failure to perform, any covenants or agreements made by or on behalf of, or to be performed by, the Company in this Agreement; provided that the Company shall not be liable under this Section 8.02(a) to any Purchaser Indemnitee in respect of any Purchaser (x) for any diminution in value of the Subscription Shares, (y) for any and all Losses arising out of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the Loss relating thereto is less than US$500,000.00 (the “De Minimis Claim Threshold”), or (z) in respect of each individual claim where the Loss relating thereto is equal to or greater than the De Minimis Claim Threshold, unless the aggregate amount of all Losses by the Purchaser Indemnitees of such Purchaser in respect of claims that exceed the De Minimis Claim Threshold exceeds 5% of the Total Subscription Price (the “Applicable Basket”) of such Purchaser and then only to the extent of such excess; provided further, that the maximum aggregate liability of the Company under this Section 8.02(a) to all Purchaser Indemnitees in respect of a Purchaser shall not exceed an amount equal to 30% of the Total Subscription Price (the “Applicable Cap”) of such Purchaser.

(b) Effective at and after the Closing, subject to the other provisions of this Section 8.02(b) and Schedule C, each Purchaser shall indemnify and hold harmless the Company and its Affiliates (each, a “Company Indemnitee”) against any Losses actually suffered by such Company Indemnitee arising out of (i) any misrepresentation or breach of warranty made by such Purchaser in this Agreement (other than in the case of any breach of Section 4.04 or Section 5.04, as applicable, in which case Section 8.05 shall apply); and (ii) any breach or violation of, or failure to perform, any covenants or agreements made by or on behalf of, or to be performed by, such Purchaser in this Agreement; provided that no Purchaser shall be liable under this Section 8.02(b) to any Company Indemnitee (x) for any and all Losses arising out of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the Loss relating thereto is less than the De Minimis Claim Threshold, or (y) in respect of each individual claim where the Loss relating thereto is equal to or greater than the De Minimis Claim Threshold, unless the aggregate amount of all Losses by the Company Indemnitees in respect of claims that exceed the De Minimis Claim Threshold exceeds the Applicable Basket of such Purchaser and then only to the extent of such excess; provided further, that the maximum aggregate liability of any Purchaser under this Section 8.02(b) to all Company Indemnitees shall not exceed an amount equal to the Applicable Cap of such Purchaser.

Section 8.03. Procedure. Any Party seeking indemnification under this Article 8 (an “Indemnified Party”) shall notify the Party from whom indemnification is being sought (an “Indemnifying Party”) in writing of any Action against such Indemnified Party in respect of which any Indemnifying Party is or may be obligated to provide indemnification hereunder promptly after the receipt of notice or knowledge of the commencement thereof. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify an Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder to the extent such failure shall have adversely prejudiced such Indemnifying Party.

Section 8.04. Exclusive Remedy. Notwithstanding any other provision contained herein, from and after the Closing, this Article 8 shall be the sole and exclusive remedy of the Parties for any claim arising out of any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Sections 4.04, 5.04, 6.02, 6.03, 6.04, 6.05, 10.02 and 10.03) or other claim arising out of this Agreement and the transactions contemplated hereby, except that no limitation or exceptions with respect to the obligations or liabilities on the Company or any Purchaser provided in the foregoing sub-sections under this Article 8 or Schedule C, shall apply to a Loss incurred by any Company Indemnitee or Purchaser Indemnitee, as applicable, arising due to the fraud or fraudulent misrepresentation of such Purchaser or the Company, as applicable.

Section 8.05. Remedies for Breach of Section 4.04 or 5.04. (a) In the event that the Company reasonably believes that there is a breach by any Purchaser of any of its representations and warranties in Section 4.04 or 5.04, the Company may, at its option, provide a written notice to such Purchaser describing the basis for such belief of the Company. Each Purchaser hereby agrees that, upon delivery of such notice and unless such Purchaser has provided proof to the satisfaction of the Company that there is not and has not been any breach by such Purchaser of Section 4.04 or 5.04, the Company has the right to elect to, in its sole and absolute discretion and at any time:

(i) redeem all or a portion of the Subscription Shares of such Purchaser at a redemption price per Company Share equal to the lower of the Fair Market Value per Company Share or US$2.15272 (which represents a 20% discount to the per Company Share subscription price under this Agreement), as appropriately adjusted for any share dividends, combinations, reclassifications, splits or other similar events with respect to the Company Shares. For purposes of this Section 8.05(a)(i), “Fair Market Value” means (A) upon the Company’s IPO, the average reported closing price of a Company Share on their principal trading market for the three trading days immediately prior to the date of the redemption; or (B) prior to the Company’s IPO, the fair market value on the date of redemption as determined by the board of directors of the Company in good faith;

(ii) refuse to recognize any Transfer of the Purchaser Owned Shares of such Purchaser in the register of members of the Company without assigning any reason therefor; and/or

(iii) to the extent permitted by applicable Laws, refuse to (A) declare or pay any dividend or other distribution of the Company’s assets or otherwise recognize the economic interests or benefits in respect of the Purchaser Owned Shares of such Purchaser; and (B) treat such Purchaser or any of its Affiliates owning shares in the Company as a member or shareholder of the Company, recognize the vote by such Purchaser or any of its Affiliates, or count such Purchaser or any of its Affiliates in determining the total number of issued shares at any time, for purposes of the Restated Articles or the Shareholders Agreement or for any other purposes, in each case, in respect of any Purchaser Owned Shares of such Purchaser.

(b) Notwithstanding Section 8.05(a), in the event that the Company (x) reasonably believes that there is any breach by a Purchaser of any of its representations and warranties in Section 4.04 or 5.04, as applicable, and (y) determines that the actions which may be taken pursuant to clauses (i) through (iii) in Section 8.05(a) would not adequately compensate the Company compared to the harm caused by such Purchaser’s breach of Section 4.04 or 5.04, upon written notice by the Company, such Purchaser shall pay to the Company an amount equal to 100% of the Total Subscription Price of such Purchaser (the “Liquidated Damages”). The Parties intend that the Liquidated Damages constitute compensation, and not a penalty. The Parties acknowledge and agree that the Company’s harm caused by a breach of Section 4.04 or 5.04 would be impossible or very difficult to be accurately estimated at the time of the execution and delivery of this Agreement, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from such breach.

ARTICLE 9

TERMINATION

Section 9.01. Grounds for Termination. This Agreement may be terminated, in respect of any Purchaser, at any time prior to the Closing in respect of such Purchaser:

(a) by mutual written agreement of the Company and such Purchaser;

(b) by the Company or such Purchaser if the Closing in respect of such Purchaser shall not have been consummated on or before January 25, 2019; or

(c) upon the termination of the Restructuring Framework Agreement in accordance with the terms thereof.

The Party desiring to terminate this Agreement pursuant to Section 9.01(a) or Section 9.01(b) shall give notice of such termination to the other Party.

Section 9.02. Effect of Termination. If this Agreement is terminated in respect of a Purchaser as permitted by Section 9.01, such termination shall be without liability of the Company or the Purchaser with respect to which such termination is effective (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to the applicable Purchaser or the Company, as applicable; provided that if such termination shall result from the willful (i) failure of a Party to fulfill a condition to the performance of the obligations of the other Party, (ii) failure to perform a covenant of this Agreement or (iii) breach by a Party hereto of any representation or warranty or agreement contained herein, such Party shall be fully liable for any and all Losses incurred or suffered by the other Parties as a result of such failure or breach. The provisions of Sections 6.03, 6.04, 6.05, 9.02, 10.01, 10.02, 10.03, 10.13 and 10.14 shall survive any termination hereof pursuant to Section 9.01.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

Section 10.02. Agreements Relating to Dual-Class Structure and Re-Designation. (a) Each Purchaser, on behalf of itself and its Affiliates, agrees that:

(i) the Company may, at any time at or prior to the completion of an IPO of the Company, adopt a dual-class share structure such that its share capital will include Class A ordinary shares and Class B ordinary shares upon the completion of the IPO (the “Effective Event”),

(ii) in connection with such adoption of a dual-class share structure, the Board may determine that:

(A) the shares of the Company that are owned immediately prior to the Effective Event by any Person that is not an Existing Shareholder may, if determined by the Board, be designated as Class A ordinary shares;

(B) any shares of the Company that will be issued and sold in the IPO will be designated as Class A ordinary shares; and

(C) all of the shares of the Company that are owned by any Existing Shareholder or any of its Affiliates (whether as a result of any subscription of new shares by, or any Transfer by another holder of shares to, such Existing Shareholder or its Affiliates, or otherwise) immediately prior to the Effective Event will be designated as Class B ordinary shares;

(iii) each Class A ordinary share will be entitled to one (1) vote and each Class B ordinary share will be entitled to fifteen (15) votes on all matters to be voted upon by or otherwise requiring the consent of the Company’s shareholders;

(iv) Class B ordinary shares will automatically and immediately convert into an equal number of Class A ordinary shares upon the occurrence of any transfer of such Class B ordinary shares by the holder thereof or an Affiliate of such holder to any Person that is not an Affiliate of such holder, or any other event that may be designated by the Company; and

(v) any re-designation or conversion described in this Section 10.02 may be effected by way of a repurchase by the Company of all such shares to be re-designated or converted in exchange for the issuance by the Company to the relevant shareholder(s) in the Company of the relevant number of fully paid new shares in the Company, and each Purchaser, on behalf of itself and its Affiliates, hereby unconditionally and irrevocably agrees that such Purchaser’s execution of this Agreement shall constitute its consent to the repurchase of all of its shares in the Company in connection with the matters described in paragraphs (i) through (v) for the purposes of the Restated Articles of the Company, as may be amended from time to time.

The matters described in paragraphs (i) through (v) above shall be referred to as the “Dual-Class Structure and Re-Designation.”

(b) Each Purchaser, on behalf of itself and its Affiliates, hereby unconditionally and irrevocably:

(i) consents to the Dual-Class Structure and Re-Designation, including without limitation for all purposes under the Shareholders Agreement, as may be amended from time to time, and the Restated Articles, as may be amended from time to time;

(ii) waives any veto rights and all similar rights (whether arising at contract or in law or otherwise) in respect of the Dual-Class Structure and Re-Designation;

(iii) agrees to vote, or cause to be voted, the Subscription Shares or any other shares in the Company that are owned by such Purchaser or its Affiliates from time to time and at any time after the date of this Agreement (the “Purchaser Owned Shares”), at every meeting (or in connection with any action by written consent) of the Company’s shareholders at which such matters are considered and at any adjournment or postponement thereof prior to the Effective Event, (A) in favor of, and (B) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit, the Dual-Class Structure and Re-Designation and the adoption of any amendment to the Articles of the Company to reflect the Dual-Class Structure and Re-Designation and other changes as necessary or appropriate to facilitate an IPO of the Company;

(iv) agrees to cause any director designated by such Purchaser and/or its Affiliates pursuant to the Shareholders Agreement to vote, at every meeting of the Company’s Board at which such matters are considered and at any adjournment or postponement thereof (or execute and deliver any unanimous written resolution of the Board), (A) in favor of, and (B) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit, the Dual-Class Structure and Re-Designation and the adoption of any amendment to the Articles of the Company to reflect the Dual-Class Structure and Re-Designation and other changes as necessary or appropriate to facilitate an IPO of the Company; and

(v) agrees to promptly execute, deliver or enter into any other agreement, document, consent, approval or instrument, and take any other actions, which may be reasonably necessary or advisable to effect the Dual-Class Structure and Re-Designation and the adoption of any amendment to the Articles of the Company to reflect the Dual-Class Structure and Re-Designation and other changes as necessary or appropriate to facilitate an IPO of the Company.

(c) Each Purchaser, on behalf of itself and its Affiliates, irrevocably makes, constitutes and appoints each of the Chairman of Board of Directors and the Chief Executive Officer of the Company from time to time a true and lawful proxy and attorney-in-fact (each, an “Attorney”) of such Purchaser and any of its Affiliates owning any Purchaser Owned Shares, with full power and authority, in the name and on behalf of such Purchaser and its Affiliates, (i) to exercise their voting rights with respect to all of the Purchaser Owned Shares in accordance with Subsections (b)(iii) and (b)(v) above in any vote of the Company’s shareholders or proposed action by written consent by the Company’s shareholders, and (ii) to make, execute and deliver all resolutions, consents and other writings and to do such things and to take such actions in each case to the extent the applicable Attorney considers necessary to exercise the voting rights of such Purchaser or any of its Affiliates pursuant to clause (i) above, as fully as could such Purchaser or its Affiliate, as applicable, if personally present and acting. The above proxy and power of attorney is given to secure the performance of the duties of each Purchaser and its Affiliates under Subsections (b) (iii) and (b)(v) above. Each Purchaser shall, and shall procure its Affiliates, take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The power of attorney granted by each Purchaser and its Affiliates herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Purchaser and any of its Affiliates. The above proxy and power of attorney from each Purchaser and its Affiliates to the Attorneys is coupled with an interest and is irrevocable and continuously effective during the period from the date hereof until the earlier of (i) the first date on which such Purchaser and its Affiliates no longer own any Purchaser Owned Shares or (ii) the Effective Event.

(d) Each Purchaser further acknowledges and agrees that, prior to the Effective Event, unless otherwise requested or permitted by the Company in writing, (i) such Purchaser shall not, and shall procure that its Affiliates do not, in any way and for any purpose, (A) claim that any or all of the Purchaser Owned Shares, are of a separate class of shares in the Company, individually or collectively with any shares in the Company held by any other Person, from the other Company Shares; or (B) request that the Company acknowledge that the Purchaser Owned Shares are in a separate class of shares or seek its consent as a holder of a separate class of shares in the Company, individually or collectively with any shares in the Company held by any other Person, from the other Company Shares, in relation to any matter to be voted upon or otherwise requiring the consent of any of the Company’s shareholders; and (ii) such Purchaser shall not, and shall procure that its Affiliates do not, in any way and for any purpose vote or attempt to vote any or all of the Purchaser Owned Shares in a separate shareholder class meeting or by way of a written resolution of holder(s) of a separate class of shares, individually or collectively with any shares held by any other Person, from the other Company Shares, in respect of any matter to be voted upon or otherwise requiring the consent of any of the Company’s shareholders.

(e) For the avoidance of doubt, this Section 10.02 does not obligate the Company to implement a dual-class share structure on terms specified in Section 10.02(a). The Parties hereby acknowledge and agree that the final terms of any dual-class share structure adopted by the Company shall be as determined by the Board and as approved by the requisite shareholders under applicable Laws and any applicable provisions of the Restated Articles and the Shareholders Agreement, and such terms may be different from those specified in Section 10.02(a).

Section 10.03. Transfer. Without prejudice to any other restriction on Transfer applicable to the Purchaser Owned Shares, each Purchaser shall not, and shall procure its Affiliates do not, directly or indirectly, Transfer any Purchaser Owned Shares unless the transferee of such proposed Transfer (except for any transferee otherwise designated by the Company) duly executes and delivers to the Company an agreement in a form satisfactory to the Company pursuant to which such transferee shall agree to be bound by Sections 10.01, 10.02, 10.03, 10.08 and 10.13 as if it were a Purchaser hereunder. After a Transfer of any Purchaser Owned Shares in accordance with the foregoing sentence, in the event of any amendment to Section 10.01, 10.02, 10.03, 10.08 or 10.13 of this Agreement, such transferee shall be deemed the “Purchaser” in respect of the Purchaser Owned Shares subject to such Transfer in lieu of the Transferring Purchaser for purposes of Section 10.08.

Section 10.04. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations herein of a Purchaser may not be assigned by such Purchaser without the prior written consent of the Company, and the rights and obligations herein of the Company in respect of a Purchaser may not be assigned by the Company without the prior written consent of such Purchaser.

Section 10.05. Entire Agreement. This Agreement and the other Transaction Documents, including the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement among the Parties with regard to the subjects hereof and thereof.

Section 10.06. Parties in Interest. Except as expressly provided elsewhere in this Agreement, a person who is not a Party to this Agreement shall not have any rights under the Contracts (Right of Third Parties) Ordinance (Chapter 623, Laws of Hong Kong) to enforce any terms of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from the Contracts (Right of Third Parties) Ordinance.

Section 10.07. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Parties, upon delivery; (b) when sent by facsimile at the number set forth in Schedule D, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Parties as set forth in Schedule D; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in Schedule D with next business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider. Each Party making a communication hereunder by facsimile shall promptly confirm by telephone to the Party to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.07 by giving, the other Parties written notice of the new address in the manner set forth above.

Section 10.08. Amendments. Subject to Section 10.03, any term of this Agreement may be amended (i) with the written consent of each Party or (ii) as such term applies between the Company and any Purchaser, with the written consents of both the Company and such Purchaser (and without the consent or approval of any other Purchaser).

Section 10.09. Delays or Omissions; Waivers. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Notwithstanding anything to the contrary in this Agreement, any Party may waive any of its rights under this Agreement without obtaining the consent of any other Party. Any waiver by any Party of any condition or breach of default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party shall be cumulative and not alternative.

Section 10.10. Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections and schedules herein are to sections and schedules of this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; and (iv) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 10.11. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective with respect to each Party, upon all Parties’ due execution and delivery of this Agreement.

Section 10.12. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

Section 10.13. Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third (3rd) arbitrator. If either party to the arbitration fails to appoint an arbitrator with the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 10.13, including the provisions concerning the appointment of the arbitrators, this Section 10.13 shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

Section 10.14. Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED
as a deed by and in the name of
TENCENT MUSIC ENTERTAINMENT GROUP	)
(騰訊音樂娛樂集團))
by its duly authorised attorney	)
in the presence of:	)
)

/s/ Zou Wenting	/s/ Cussion Pang
Signature of Witness	Signature of authorised attorney
Name of Witness: Zou Wenting Address: 17F, Malata Building, Kejizhongyi Road, Nanshan District, Shenzhen, 518057, P.R. China

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED
as a deed by and in the name of
YANGCHENG LAKE INVESTMENT LIMITED	)
by its duly authorised attorney	)
in the presence of:	)
)

/s/ Jiang Hong	/s/ Ma Huateng
Signature of Witness	Signature of authorised attorney
Name of Witness: Jiang Hong

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED
as a deed by and in the name of
MIN RIVER INVESTMENT LIMITED	)
by its duly authorised attorney	)
in the presence of:	)
)

/s/ Jiang Hong	/s/ Ma Huateng
Signature of Witness	Signature of authorised attorney
Name of Witness: Jiang Hong

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED as a deed by and in the name of PAGAC MUSIC HOLDING III LIMITED by its duly authorised attorney in the presence of:	) ) )
)

/s/ Cai Xiaoli		/s/ Wong Tak Wai
Signature of Witness		Signature of authorised attorney

Name of Witness: Cai Xiaoli
Address: Room 4701-05, Tower 2, Plaza 66, No.1366 Nnajing Road (West), Shanghai, 200040, China

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED as a deed by and in the name of PAGAC MUSIC HOLDING II LIMITED by its duly authorised attorney in the presence of:	) ) )
)

/s/ Cai Xiaoli		/s/ Wong Tak Wai
Signature of Witness		Signature of authorised attorney

Name of Witness: Cai Xiaoli
Address: Room 4701-05, Tower 2, Plaza 66, No.1366 Nnajing Road (West), Shanghai, 200040, China

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED as a deed by and in the name of PROFIT GAIN ENTERPRISES GROUP LIMITED by its duly authorised attorney in the presence of:	) ) ) )

/s/ Ma Jie		/s/ Li Sha
Signature of Witness		Signature of authorised attorney

Name of Witness: Ma Jie

Address: 24 Linyin Street, Xicheng District, Beijing		For and on behalf of PROFIT GAIN ENTERPRISES GROUP LIMITED

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED as a deed by and in the name of CICFH CULTURE ENTERTAINMENT GROUP by its duly authorised attorney in the presence of:	) ) ) )

/s/ Xie Yi		/s/ Ma Jie
Signature of Witness		Signature of authorised attorney

Name of Witness: Xie Yi
Address: 24 Linyin Street, Xicheng District, Beijing		For and onbehalf of CICFH Culture Entertainment Group

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

SIGNED, SEALED and DELIVERED by	) ) ) )
/s/ Xie Guomin
謝國民
XIE GUOMIN in the presence of:

/s/ Ye Haoran
Signature of Witness

Name of Witness: Ye Haoran
Address: #1603, Tower 2, China Central Place, Chaoyang District, Beijing, China

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

SIGNED, SEALED and DELIVERED by	) ) ) )
/s/ Liang Lei
梁磊
LIANG LEI in the presence of:

/s/ Ye Haoran
Signature of Witness

Name of Witness: Ye Haoran
Address: #1603, Tower 2, China Central Place, Chaoyang District, Beijing, China

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED as a deed by and in the name of GUOMIN HOLDINGS LIMITED by its duly authorised attorney in the presence of:	) ) ) )

/s/ Ye Haoran		/s/ Xie Guomin
Signature of Witness		Signature of authorised attorney

Name of Witness: Ye Haoran
Address: #1603, Tower 2, China Central Place, Chaoyang District, Beijing, China

2

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED as a deed by and in the name of CITYWAY INVESTMENTS LIMITED by its duly authorised attorney in the presence of:	) ) ) )

/s/ Ye Haoran		/s/ Tai Lo
Signature of Witness		Signature of authorised attorney

Name of Witness: Ye Haoran
Address: #1603, Tower 2, China Central Place, Chaoyang District, Beijing, China

[Signature Page to Share Subscription Agreement]